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                                                                      Exhibit g8

[LOGO OF LOOMIS - SAYLES FUNDS]


                                                           _______________, 2004


State Street Bank and Trust Company
225 Franklin Street
Boston, MA  02110
Attention:  Timothy J. Panaro

Re:     Loomis Sayles Funds I (formerly Loomis Sayles Investment Trust)
        (the "Trust")

Dear Mr. Panaro:

This is to advise you that one new series has been established in the Trust, the Loomis Sayles High Income Opportunities Fund (the "New Fund").

In accordance with the Additional Funds provision in Section 17 of the Custodian Contract, dated December 31, 1993, as amended July 2, 2001, between the Trust and State Street Bank and Trust Company (as amended to the date hereof, the "Custodian Contract"), the Trust hereby requests that you act as Custodian for the New Fund under the terms of the Custodian Contract, as revised by this Letter Agreement.

With respect to the New Fund only, Section 12 of the Custodian Contract is hereby revised to provide that the Custodian shall be entitled to reasonable compensation for its services and expenses as Custodian, as agreed upon from time to time among the Trust, on behalf of Loomis Sayles High Income Opportunities Fund, the Custodian and Loomis, Sayles & Company, L.P. The parties further agree that Loomis, Sayles & Company, L.P., and not the Trust, shall be responsible for payment of such reasonable compensation and expenses relating to the New Fund. Section 12 of the Custodian Contract shall continue to apply to all other series of the Trust and shall remain unaffected with respect to those series by this Letter Agreement.

Please indicate your acceptance of the foregoing by executing two copies of this Letter Agreement, returning one to the Trust and retaining one copy for your records.


By:
    -----------------------------------------
    John Hailer
    Executive Vice President, Loomis Sayles Funds I

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Agreed to this ____ day of_____________, 2004.

State Street Bank and Trust Company


By:
    -------------------------------------
    Joseph L. Hooley
    Executive Vice President

Agreed to this ____ day of_____________, 2004.

Loomis, Sayles & Company, L.P.


By:
    -------------------------------------
    Kevin Charleston
    Director